Investor Relations Contact:	Media Contact:
Randy Scherago GeoEye (703) 480-7529 scherago.randy@geoeye.com	Mark Brender GeoEye (703) 480-9562 brender.mark@geoeye.com

GeoEye Announces Closing of Exchange Offer for its Senior Secured Notes Due 2015

DULLES, Va. (Aug. 17, 2010) – GeoEye, Inc. (NASDAQ: GEOY), a premier provider of superior satellite and aerial-based geospatial information and services, announced today that it completed its offer to exchange Senior Secured Notes registered under the Securities Act of 1933, as amended, for all of the Senior Secured Notes that were previously issued in a private placement.

The registered exchange offer fulfilled the Company’s obligations regarding the registration of its outstanding Senior Secured Notes due 2015, which were issued on Oct. 9, 2009, in a private placement (the “Private Notes”). According to a registration rights agreement entered into by GeoEye in connection with the sale of the Private Notes, the Company agreed to file a registration statement with the Securities and Exchange Commission relating to the exchange offer.

GeoEye exchanged $400 million aggregate principal amount of its Senior Secured Notes due 2015, which have been registered under the Securities Act of 1933, as amended (the “Exchange Notes”) for all of the Private Notes that were tendered by the holders of those notes. The Exchange Notes contain substantially identical terms to the Private Notes.

The exchange offer expired at 5:00 p.m., New York City time, on Aug. 11, 2010.

The terms of the exchange offer can be found in the exchange offer prospectus and related letter of transmittal.

Requests for assistance with respect to the exchange offer procedures or for copies of the exchange offer prospectus should be directed to The Bank of New York Mellon, the exchange agent, at (212) 815-3687.

About GeoEye
GeoEye, Inc. is a leading international information services company serving government and commercial markets. The Company is recognized as one of the geospatial industry’s imagery experts, delivering exceptional quality imagery products, services and solutions to customers around the world. Headquartered in Dulles, Virginia, the Company has over 500 employees dedicated to developing best-in-class geospatial information products and services. GeoEye is a public company listed on the NASDAQ stock exchange under the symbol GEOY. The Company provides support to academic institutions and non-governmental organizations through the GeoEye Foundation (www.geoeyefoundation.org). Additional information about GeoEye is available at www.geoeye.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to growth, expected levels of expenditures and statements expressing general optimism about future operating results, are forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements and those presented elsewhere by our management from time to time are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include, but are not limited to, those described in “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2009, which we filed with the Securities and Exchange Commission (“SEC”) on March 12, 2010, and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2010 and June 30, 2010, which we filed with the SEC on May 10, 2010, and Aug. 9, 2010, respectively. Copies of all SEC filings may be obtained from the SEC’s EDGAR web site, http://www.sec.gov/, or by contacting: William L. Warren, Senior Vice President, General Counsel and Secretary, at 703-480-5672.

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